UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2025

Blackstone Secured Lending Fund
(Exact name of registrant as specified in its charter)

Delaware	814-01299	82-7020632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
345 Park Avenue, 31st Floor
New York, New York 10154
(Address of principal executive offices, including zip code)
(212)
503-2100
(Registrant’s phone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.001 par value per share	BXSL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.
On March 4, 2025, Blackstone Secured Lending Fund (the “
Fund
”) and U.S. Bank Trust Company, National Association (the “
Trustee
”) entered into a Eighth Supplemental Indenture (the “
Eighth Supplemental Indenture
” and, together with the Base Indenture (defined herein), the “
Indenture
”) related to the $500,000,000 in aggregate principal amount of its 5.300% notes due 2030 (the “
Notes
”), which supplements that certain Base Indenture, dated as of July 15, 2020 (as may be further amended, supplemented or otherwise modified from time to time, the “
Base Indenture
”).
The Notes will mature on June 30, 2030 and may be redeemed in whole or in part at the Fund’s option at any time and from time to time at the redemption prices set forth in the Indenture. The Notes bear interest at a rate of 5.300% per year payable semi-annually on June 30 and December 30 of each year, commencing on June 30, 2025. The Notes are general unsecured obligations of the Fund that rank senior in right of payment to all of the Fund’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu
 with all existing and future unsecured indebtedness issued by the Fund that are not so subordinated, rank effectively junior to any of the Fund’s secured indebtedness (including unsecured indebtedness that the Fund later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Fund’s subsidiaries, financing vehicles or similar facilities.
The Indenture contains certain covenants, including covenants requiring the Fund to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Fund is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.
In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Fund will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the repurchase date.
The Notes were offered and sold pursuant to the Registration Statement on Form
N-2
(File
No. 333-266323),
the preliminary prospectus supplement filed with the Securities and Exchange Commission on February 27, 2025 and the pricing term sheet filed with the Securities and Exchange Commission on February 27, 2025. The transaction closed on March 4, 2025.
The foregoing descriptions of the Base Indenture, the Eighth Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the Eighth Supplemental Indenture and the Notes, respectively, each filed as an exhibit hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated as of February 27, 2025, by and among the Fund, Blackstone Private Credit Strategies LLC and Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and SMBC Nikko Securities America, Inc., as representatives of the several underwriters named therein.

4.1	Indenture, dated as of July 15, 2020, by and between the Fund and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Fund’s Current Report on Form 8-K, filed on July 17, 2020).

4.2	Eighth Supplemental Indenture, dated as of March 4, 2025, relating to the 5.300% Notes due 2030, by and between the Fund and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 5.300% Notes due 2030 (incorporated by reference to Exhibit 4.2 hereto).

5.1	Opinion of Richards, Layton & Finger, P.A.

23.1	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2025		BLACKSTONE SECURED LENDING FUND

	By:	/s/ Oran Ebel
	Name:	Oran Ebel
	Title:	Chief Legal Officer and Secretary